STOCK OPTION AGREEMENT, made as of the 6th day of February, 2003 (the "Agreement"), between CORNICHE GROUP INCORPORATED, a Delaware corporation (the "Company"), and MARK WEINREB (the "Optionee").

                          ----------------------------

          WHEREAS, concurrently herewith, the Company has adopted the 2003 Equity Participation Plan (the "Plan").

          WHEREAS, concurrently herewith, the Company and the Optionee are entering into an Employment Agreement of even date pursuant to which the Company has agreed to grant to the Optionee an option to purchase Common Shares of the Company pursuant to the Plan.

          NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee the right and option to purchase Common Shares under and pursuant to the terms and conditions of the Plan and upon and subject to the following terms and conditions:

          1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to Two Million Five Hundred Thousand (2,500,000) Common Shares of the Company (the "Option Shares") during the period commencing on the date hereof and terminating at 5:00 P.M. on February 5, 2013 (the "Expiration Date").

          2. NATURE OF OPTION. The Option is intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, relating to "incentive stock options".

          3. EXERCISE PRICE. The exercise price of each of the Option Shares shall be Three Cents ($.03) (the "Exercise Price"). The Company shall pay all original issue or transfer taxes on the exercise of the Option.

          4. EXERCISE OF OPTIONS. The Option shall be exercised in accordance with the provisions of the Plan. In addition to the permissible methods of exercise provided for in the Plan, the Optionee may elect to have the Company reduce the number of shares otherwise issuable to him upon exercise of the Option by a number of shares having a fair market value (determined in accordance with the provisions of the Plan) equal to the Exercise Price of the Option being exercised (a "Net Exercise"). As soon as practicable after the receipt of notice of exercise and payment of the Option Price as provided for in the Plan, or upon a Net Exercise, the Company shall tender to the Optionee certificates issued in the Optionee's name evidencing the number of Option Shares covered thereby.

          5. RELOAD OPTIONS. In the event the Exercise Price is paid by delivery of Common Shares (as provided for in Section 13(b)(ii) of the Plan) or through a Net Exercise, the Optionee shall receive, contemporaneously with the payment of the Exercise Price in such manner, and in accordance with the provisions of the Plan, a reload stock option to purchase that number of Common Shares equal to the sum of (i) the number of Common Shares used to exercise the Option (or not issued in the case of a Net Exercise) and (ii) the number of

Common Shares used to satisfy any tax withholding incident to the exercise of the Option, as provided for in the Plan.

          6. TERMINATION OF EMPLOYMENT. The Option shall remain exercisable until the Expiration Date notwithstanding any termination or cessation of employment with the Company or its subsidiaries for any reason whatsoever.

          7. INCORPORATION BY REFERENCE. The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

          8. NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, c/o
Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068-1791, Attention Alan Wovsaniker, Esq. and to the Optionee at the address indicated below. Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

          9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

          10. ENTIRE AGREEMENT. This Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.


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

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                            CORNICHE GROUP INCORPORATED

                                        By:_____________________________________
                                            James Fyfe, Chairman

                                           _____________________________________
                                           Signature of Optionee


                                           Mark Weinreb
                                           _____________________________________
                                           Name of Optionee


                                        c/o Certilman, Balin, Adler & Hyman, LLP
                                        90 Merrick Avenue
                                        East Meadow, New York  11554
                                        Attention: Fred Skolnik

                                        ________________________________________
                                        Address of Optionee